EXHIBIT 21.1
                        SUBSIDIARY COMPANIES AND STATE OR
                         JURISDICATION OF INCORPORATION



All Oceans Drilling B.V.                             Netherlands            100%

Alpha Offshore Drilling Services                     Cayman Islands, B.W.I. 100%

Atwood Drilling Inc.                                 Delaware               100%

Atwood Offshore Inc.                                 Delaware               100%

Atwood Hunter Co.                                    Delaware               100%

Atwood Oceanics Australia Pty. Ltd.                  Australia              100%

Atwood Oceanics Drilling Company                     Texas                  100%

Atwood Oceanics Drilling Pty. Ltd.                   Australia              100%

Atwood Oceanics International, S.A.                  Panama                 100%

Atwood Oceanics (M) Sdn. Bhd.                        Malaysia               100%

Atwood Oceanics (NZ) Limited                         New Zealand            100%

Atwood Oceanics Pacific Limited                      Cayman Islands B.W.I.  100%

Atwood Oceanics Platforms Pty. Ltd.                  Australia              100%

Atwood Oceanics Service Pty. Ltd.                    Australia              100%

Atwood Oceanics West Tuna Pty. Ltd.                  Australia               50%

Aurora Offshore Service GmbH                         Germany                100%

Clearways Drilling (M) Sdn. Bhd.                     Malaysia                30%

Clearways Offshore Development Drilling Sdn. Bhd.    Malaysia                30%

Deep Seas Drilling Pty. Ltd.                         Australia              100%

Drillquest (M) Sdn. Bhd.                             Malaysia                90%

Eagle Oceanics, Inc.                                 Delaware               100%

Oceandril (M) Sdhn. Bhd.                             Malaysia                90%

PT Pentawood Offshore Drilling                       Indonesia               80%

Swiftdrill, Inc.                                     Texas                  100%

Swiftdrill Nigeria Limited                           Nigeria                 60%